EX-1.01 (Exhibit 1.01)

Conflict Minerals Report of Ormat Technologies, Inc.

For the Year Ended December 31, 2019

Introduction:

We are a Delaware corporation, whose shares of common stock are listed on the New York Stock Exchange and on the Tel Aviv Stock Exchange and are registered with the Securities and Exchange Commission (the "SEC").

We are a leading vertically integrated company, that is primarily engaged in the geothermal and recovered energy-based power businesses. We are also expanding into the solar Photovoltaic and energy storage and management services business, with the objective of becoming a leading global provider of renewable energy.

This is the Conflict Minerals Report (this "Report") of Ormat Technologies, Inc. ("Ormat", the "Company" or "we") for the reporting period from January 1, 2019 to December 31, 2019, which has been prepared in accordance with Rule13p-1 (“Rule 13p-1”), promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Rule 13p-1 requires every registrant that files reports with the SEC under Sections 13(a) or 15 (d) of the Exchange Act to disclose certain information when the registrant manufactures or contracts to manufacture products and when the minerals specified in Rule 13p-1 are necessary to the functionality or production of those products. The specified minerals are cassiterite, columbite-tantalite (coltan), gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold (collectively, the “Conflict Minerals” or “3TG”), that originate, or are likely originate, in the Democratic Republic of the Congo (the “DRC”) and certain adjoining countries (collectively with the DRC, the “Covered Countries”).

As part of Ormat's sustainability approach, our Code of Conduct outlines the Company‘s overall principles and commitments to legal compliance, ethical conduct, human rights, anti-corruption, labor rights and environmental protection. These high expectations extend to Ormat's partners, subcontractors and suppliers. We have adopted a policy (the “Conflict Minerals Policy”) with respect to our sourcing of Conflict Minerals, which was developed in accordance with the OECD guidance, and we implement a comprehensive Conflict Minerals program aimed to ensure responsible sourcing. Our Conflict Minerals Policy is available at http://www.ormat.com/social-responsibility-and-sustainability.

Unless otherwise defined herein, defined terms used in this Report have the meaning ascribed to such terms in Rule 13p-1 and Form SD.

1.	Overview

Company Overview

Ormat and its subsidiaries currently conduct business activities in the following three business segments:

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Electricity Segment: In this segment, we develop, build, own and operate geothermal, solar PV and recovered energy-based power plants in the United States and geothermal power plants in other countries around the world and sell the electricity they generate.

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Product Segment: In this segment, we design, manufacture and sell equipment for geothermal and recovered energy-based electricity generation and remote power units and provide services relating to the engineering, procurement, construction, of geothermal, and recovered energy-based power plants.

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Energy Storage and Management Services Segment: In the Energy Storage and Management Services segment, we provide energy storage, demand response and energy management related services, as well as services relating to the engineering, procurement, construction, operation and maintenance of energy storage units mainly through our Viridity business.

Our customers for the Product segment are contractors, geothermal power plant owners and geothermal power plant developers and operators.

For more information about Ormat, please visit www.ormat.com. The content of any website referred to in this Report is included for general information only and is not incorporated by reference herein

Supply Chain

In accordance with applicable SEC rules, we conducted due diligence on the source and chain of custody of the Conflict Minerals used in our Product Segment. We concluded that no such examination is necessary with respect to the Electricity Segment or the Energy Storage and Management Services Segment because neither of these segments involves the sale of products by the Company.

In connection with our manufacturing activities in the Product Segment, we identified certain Conflict Minerals that are used by us and that are necessary to the functionality and production of our products with regards to the following raw materials or components: steel (low and high grade), electronic cards and electronic cables (including tin plating). These materials are purchased from our network of suppliers. As a downstream company that does not work directly with the smelters or refiners of the necessary Conflict Minerals, we work with our large network of international suppliers to obtain information on the likely source and chain of custody of those necessary Conflict Minerals and often there are multiple tiers between the gold, tin, tantalum and tungsten (“3TG”) mines and our direct suppliers. Therefore, we rely on our direct Tier 1 suppliers to cooperate with us and work with their own upstream suppliers or subcontractors to provide us with information on the origin of the 3TG in the components we purchase from them that are necessary to the functionality or production of our products. In order to overcome certain challenges in receiving accurate information from a complex supply chain, Ormat has communicated its Conflict Minerals Policy to our suppliers, and has adopted the Responsible Minerals Initiative's ("RMI") reporting template for surveying suppliers, i.e. the Conflict Minerals Reporting Template ("CMRT") of at least version 5.10 or above.

2.	Reasonable Country of Origin Inquiry (RCOI)

Ormat has conducted a reasonable country of origin inquiry (“RCOI”) in good faith to determine whether any of the necessary Conflict Minerals originated, or likely originated, in the DRC or Covered Countries or originated entirely from "recycled or scrap sources" (as such terms are defined in Rule 13p-1). In parallel, we conduct due diligence on our mineral supply chain in order to investigate, to a reasonable degree of accuracy, the likely source and chain of custody of the necessary Conflict Minerals used in our products or product components that is sourced from our global network of suppliers.

As part of our RCOI, we employed several methods to assess whether the necessary Conflict Minerals in our products originated, or likely originated, in the DRC or the Covered Countries, including the following:

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Internal assessment and analysis of our products manufactured or contracted to manufacture in 2019 to determine which products contain or may contain Conflict Minerals that are necessary to the functionality or production of those products.

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Compiled a list of applicable suppliers based on relevant product categories that Ormat purchased from during the calendar year 2019, which list was issued using the Ormat Management System (“OMS”) by information technology developers and according to the criteria defined by the OMS manager and the purchasing manager. The list includes a total of 1,412 suppliers. Each supplier has a "Purchase Types" field, which contains one of the following values: Services, BOM, Office supplier, Goods and Capital Expenditure. Only the suppliers with "BOM" values in the "Purchase Types" field were applicable for the RCOI under Rule 13p-1.

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In order to identify and assess risks in the supply chain, we undertook a risk-based approach and engaged the suppliers representing approximately 90% of our 2019 expenditures on procurement for the Product Segment. On that basis, Ormat's final direct Tier 1 suppliers list ("relevant suppliers") includes a total of 122 suppliers, from which duplicate suppliers were removed to arrive at a total of 116 relevant suppliers for the RY2019 supply chain inquiry.

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Contracted a third-party service provider to assist us with the survey of suppliers. Through this third-party service provider, we sent letters to our relevant suppliers to explain Rule 13p-1 and to refer the suppliers to online training materials and instructions.

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We solicited information from our relevant suppliers of raw materials and components of products using the standard template of the independent third-party audit body, the Responsible Minerals Initiative (“RMI”), known as the Conflict Minerals Reporting Template (“CMRT”). We requested that our suppliers provide at least version 5.10 of the CMRT. The CMRT is designed to facilitate the transfer of information through the supply chain regarding each mineral’s country of origin, or likely country of origin, and the relevant smelters or refiners. The CMRT requires suppliers to make representations regarding: (i) the country of origin, or likely country of origin, for the Conflict Minerals contained in the components or products it provides to the Company; (ii) all of the smelters or refiners in the supplier’s supply chain for such Conflict Minerals; (iii) whether such smelters or refiners have been validated as being in compliance with the RMI’s Responsible Minerals Assurance Process (the “RMAP”); (iv) whether the supplier has its own Conflict Minerals Policy that requires its own direct suppliers to be “DRC conflict-free”; and (v) whether the supplier collects Conflict Minerals information in a standardized format, such as the CMRT, from its own suppliers. Communications from the Company to its suppliers and responses received from the suppliers are stored electronically by the Company, together with copies of internal communications that relate to the Company’s due diligence, for a period of up to five years, as recommended by the relevant OECD Guidance.

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Reviewed the responses that we received and followed up on inconsistent, incomplete, and inaccurate responses. We sent reminders to suppliers who did not respond to our requests for information or to suppliers whose responses required further clarification, as per the expectations noted above. We compared information received from our direct suppliers on their relevant smelters or refiners against the list of facilities that have been validated by RMAP, receiving a "conformant" or "active" status, as well as the documented country of origin information as provided in the declarations from the suppliers. The complete list of smelters or refiners identified in the scope of our supply chain inquiry is included as Annex 1 hereto and the complete list of counties of origin, or likely countries of origin, to the best of our knowledge, is included in Annex 2 hereto.

Currently, we do not have sufficient information from our suppliers to determine the complete list of countries of origin of the Conflict Minerals used in our products or the facilities used to process those Conflict Minerals. Therefore, we cannot exclude the possibility that some of these Conflict Minerals may have originated in the DRC or Covered Countries or are not entirely from recycled or scrap sources.

Based on these results, Ormat conducted due diligence activities and described these activities in this Report.

3.	Due Diligence Framework

We designed our due diligence measures to be in conformity, in all material respects, with the internationally recognized due diligence framework as set forth in the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and the related supplements for gold, tin, tantalum and tungsten.

4.	Due Diligence Measures

Our due diligence efforts for the reporting period from January 1, 2019 to December 31, 2019 included the following steps:

4.1	Establish strong Company management systems for Conflict Minerals supply chain due diligence and reporting compliance

The Company implemented the following measures:

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Established a cross-functional Conflict Minerals steering committee comprised of representatives from procurement, legal and finance departments to direct the overall efforts of the Conflict Minerals compliance program, with the Senior Vice President of Finance as the process owner.

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Continued to implement our Conflict Minerals Policy with respect to sourcing of minerals from the DRC and the Covered Countries. Our Conflict Minerals Policy provides further clarification to the principles of the Code of Conduct and Ormat's Human Rights Approach, as outlined in our Human Rights & Labor Policy, regarding illegal trade of natural resources and promotes the procurement of minerals from credible and conflict-free sources. Pursuant to our Conflict Minerals Policy, we strive to ensure that purchased metals originate only from smelters or refiners that have been validated as being “conformant” or “active” by the RMI's RMAP; however the Company does not seek to eliminate sourcing from the DRC or Covered Countries. In addition, we expect our suppliers to comply with the terms of our Conflict Minerals Policy and encourage them to define, implement and communicate to their sub-suppliers their own policies outlining their commitment to responsible sourcing of these materials, legal compliance and measures for implementation. The Company's Conflict Minerals Policy is available at: http://www.ormat.com/social-responsibility-and-sustainability.

●	Maintain a grievance mechanism through which concerns and violations of the Conflict Minerals Policy can be reported to Ormat:
●	online via our website www.ormat.com; or
●	by electronic mail to the following address: ormat@ormat.com.
●	Strengthened its engagement with suppliers by referring suppliers to training materials that included an overview of the applicable SEC rules and instructions on how to respond to the survey.

●	Required our suppliers to provide us the information required to perform our analysis of Conflict Minerals.
●	Implemented a requirement to maintain records relating to Conflict Minerals due diligence and responsible mineral sourcing for a minimum of five years.

4.2	Identify and assess risks in the supply chain

To identify risks in our supply chain, we undertook the following measures:

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We identified two risks in the supply chain: (i) the risk of not receiving timely and accurate information from the supplier; and (ii) the risk of not being able to replace a supplier, when aiming to move towards the goal of responsible sourcing of Conflict Minerals to ensure that the purchase and sourcing of such minerals does not benefit or fund the armed conflict and human rights abuses on-going in the DRC or Covered Countries, or in other conflict-affected areas. We have segmented our suppliers into three risk levels (high, medium and low) by referring to Conflict Minerals-related risks based on suppliers’ characteristics, including the extent to which the Company is dependent upon any particular supplier or, conversely, the availability of alternative suppliers. This segmentation allowed us to focus our risk mitigation efforts according to the supplier level of risk.

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As part of the risk assessment phase, Ormat decided to focus on the top approximately 90% of the purchasing spend in 2019. We have identified that, out of the responses received, 31% of Ormat's relevant suppliers have a policy in place that addresses the sourcing of Conflict Minerals.

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Responses received were subject to a "red flag" review. Responses that we identified as incomplete or inconsistent based on the red flag review process were marked for follow up. We identified the smelters or refiners that are likely a part of our mineral supply chain by conducting a supply chain survey using the CMRT (at least version 5.10 or higher), requesting suppliers to identify relevant smelters or refiners and country of origin, or likely country of origin, of the Conflict Minerals in products supplied to Ormat in 2019. In addition, we compared smelters and refiners identified by the supply chain survey against the list of facilities that received RMAP’s “conformant” and “active” designations. The RMAP is a program in which the RMI works with independent third-party auditors or cross-certification programs to audit the source, including mines of origin and chains of custody, of the Conflict Minerals processed by smelters and refiners that agree to undergo an audit or to take part in a cross-certification program.

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A smelter or refiner receives an RMAP “conformant” designation from the RMI if the smelter or refiner (i) completes an independent third-party audit, (ii) adheres to the RMAP’s assessment protocols by disclosing to auditors the identities and locations of the mines from which it sources Conflict Minerals, (iii) has been found by its independent third-party auditor to possess the systems and processes to support responsible sourcing of Conflict Minerals and can provide evidence to support its sourcing activities and (iv) maintains good standing in the program, through a continual validation process. The RMI’s RMAP “conformant” list provides the names, locations and links to Conflict Minerals policies of all smelters and refiners deemed compliant with the RMAP’s assessment protocols. Smelters and refiners with a “re-audit in progress” are still considered to be RMAP “conformant.”

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Smelters and refiners labeled as RMAP “active” by the RMI have committed to undergo an audit, which may be in progress, or are participating in one of the cross-recognized certification programs, namely, the London Bullion Market Association Responsible Gold Certification or Responsible Jewelry Program Chain-of-Custody Certification. “Active” smelters and refiners may be at various stages of the audit cycle, anywhere from completion of the necessary documents to scheduling the audit date to enacting corrective actions in the post-audit phase. They may not retain their “active” status if, among other things, they are unresponsive to requests for re-audit or corrective action past a certain time.

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Companies that have been determined to be downstream of smelters or refiners may not take part in the RMAP. However, they may participate in the RMI’s Downstream Audit Program, an independent validation of companies’ sourcing practices outside of the RMAP audit process.

4.3	Design and implement a strategy to respond to identified risks

To address the risks in our supply chain, Ormat maintains a risk mitigation plan, which includes the following:

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Ormat expects its suppliers to define, implement and communicate to sub-suppliers their own policy, outlining their commitment to responsible sourcing of these materials, and legal compliance and measures for implementation. We also ask suppliers to work with sub-tier suppliers to ensure traceability of these materials at least to the smelter or refiner level, e.g., by using a recent version of the CMRT.

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Ormat's senior management, including the CEO, CFO, EVP Electricity, EVP Products and Operations, EVP Business Development and Marketing, and the Legal Counsel and Chief Compliance Officer, was updated with the risk analysis and risk management actions and outcomes.

●	Suppliers who provided incomplete or inconsistent responses were sent a corrective action letter for follow up, requesting clarification.
●	Suppliers that did not respond to our initial survey request were sent follow-up letters requesting that they provide the necessary information.

Supply chain due diligence is a dynamic process that requires on-going risk monitoring. In order to ensure effective management of risks, we review the risk identification process and update the risk mitigation strategy accordingly.

4.4   Carry out independent third-party audit of smelter/refiner’s due diligence practices

We do not typically have direct relationships with 3TG smelters or refiners of Conflict Minerals and therefore do not perform direct audits of these entities. As a result, our due diligence efforts relied on independent third-party audit body and cross- industry initiatives, such as those led by the RMI, to conduct smelter or refiner due diligence.

4.5 Report on supply chain due diligence

Our Conflict Minerals Policy was adopted with a view to assuring compliance with Section 1502 of the Dodd Frank Act, which requires the filing of a Form SD and this Report with the SEC and disclosure of them on its publicly available Internet website. The Company's Conflict Minerals Reports can be viewed at: http://www.ormat.com/social-responsibility-and-sustainability.

5	The Company’s Due Diligence Findings and Conclusions

We conducted a supply-chain survey of the 116 relevant suppliers that we identified as potentially contributing the necessary Conflict Minerals contained in our products in 2019. The overall response rate to this survey was approximately 50%. The responses included the names and locations of smelters or refiners (see Annex 1) and possible countries of origin, according to the information provided in our suppliers' declarations (see Annex 2).

Our supply chain is complex and there are multiple tiers between the Company and the mines or facilities that process the necessary Conflict Minerals. Accordingly, we rely on our suppliers to provide information on the origin of the 3TG contained in components that are supplied to us to be included in our products.

Despite receiving responses from suppliers listing smelter or refiner names in their supply chain, the suppliers were largely unable to accurately report which specific smelters or refiners were part of the supply chain of the components that were sold to Ormat in 2019.

In light of inconclusive information, we are unable to determine and to describe the full list of facilities used to process 3TG or their countries of origin. In addition, the information gathered from our suppliers is not gathered on a continuous real-time basis.

Smelters or refiners verified as RMAP Conformant or Active:

Tantalum	43 of 51 (84.3%)
Tin	70 of 109 (64.2%)
Tungsten	40 of 58 (68.9%)
Gold	108 of 166 (65.1%)
Total	261 of 384 (67.9%)

Status of identified smelters or refiners:

2019
“RMAP Conformant”[1]	252
“RMAP Active”[2]	9
“Not RMAP Conformant or Active”[3]	123
Total	384

6. Steps to be taken to mitigate risk

The Company has taken, and intends to continue to take, steps to improve its due diligence processes. Due diligence is an ongoing, proactive and reactive process, and the Company is continually working to improve its methods and processes for identifying the source or likely source of the Conflict Minerals contained in its Covered Products. The Company plans to continue to inform suppliers of their role in the Company’s Conflict Minerals compliance program and to engage its suppliers to obtain current, accurate and complete information regarding their mineral supply chains. The Company intends to monitor the performance and efficiency of its due diligence efforts to ensure responsible sourcing in compliance with its Conflict Minerals Policy and increase transparency in its supply chain.

Specific steps the Company has taken and continues to take to manage risks include:

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Continue working with our global supply chain to obtain current, accurate and complete information about the supply chain, ensure responsible sourcing, while also assuring compliance with certain international regulations.

●	Continue to strengthen communications with suppliers in order to improve the number of suppliers that respond to the company's supply chain surveys and requests for information.
●	Continue to improve due diligence efforts to ensure responsible sourcing in compliance with the Conflict Minerals Policy.

Caution Concerning Forward- Looking Statements

Information provided in this Report may contain statements relating to current expectations and plans that are "forward- looking statements" as defined in the Private Securities Litigation Reform Act of 1995. These forward- looking statements generally relate to Ormat's plans, objectives and expectations for future plans and events and are based upon its management's current estimates. These statements are subject to risks and uncertainties and may not prove to be accurate. These risks and uncertainties include our ability to achieve our plans and goals, including with respect to our business and Conflict Minerals, and the "Risk Factors" as described in Ormat Technologies, Inc.'s Annual Report on Form 10- K filed with the Securities and Exchange Commission on March 2, 2020 and its other filings. These forward- looking statements are made only as of the date hereof, and, except as required by applicable law, we undertake no obligation to update or revise the forward- looking statements, whether as a result of new information, future events or otherwise.

Annex 1- Smelter or Refiner Names in Supply Chain

Metal	Smelter Name	Smelter Country	Smelter Status
Gold	8853 S.p.A.	ITALY	Compliant
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	Not certified
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	Compliant
Gold	African Gold Refinery	UGANDA	Not certified
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	Compliant
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	Compliant
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	Compliant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Compliant
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	Compliant
Gold	Argor-Heraeus S.A.	SWITZERLAND	Compliant
Gold	Asahi Pretec Corp.	JAPAN	Compliant
Gold	Asahi Refining Canada Ltd.	CANADA	Compliant
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	Compliant
Gold	Asaka Riken Co., Ltd.	JAPAN	Compliant
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	Not certified
Gold	AU Traders and Refiners	SOUTH AFRICA	Compliant
Gold	AURA-II	UNITED STATES	Not certified
Gold	Aurubis AG	GERMANY	Compliant
Gold	Bangalore Refinery	INDIA	Compliant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Compliant
Gold	Bauer Walser AG	GERMANY	Not certified
Gold	Boliden AB	SWEDEN	Compliant
Gold	C. Hafner GmbH + Co. KG	GERMANY	Compliant
Gold	Caridad	MEXICO	Not certified
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	Compliant
Gold	Cendres + Metaux S.A.	SWITZERLAND	Compliant
Gold	CGR Metalloys Pvt Ltd.	INDIA	Not certified
Gold	Chimet S.p.A.	ITALY	Compliant
Gold	China National Gold Group Corporation	CHINA	Not certified
Gold	Chugai Mining	JAPAN	Compliant
Gold	Colt Refining	UNITED STATES	Not certified
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	Not certified
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	Not certified
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	Not certified
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES	Not certified

Gold	DODUCO Contacts and Refining GmbH	GERMANY	Compliant
Gold	Dowa	JAPAN	Compliant
Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF	Compliant
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	Compliant
Gold	Eco-System Recycling Co., Ltd.	JAPAN	Compliant
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	Compliant
Gold	Faggi Enrico S.p.A.	ITALY	Not certified
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	Not certified
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES	Not certified
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	Not certified
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	Compliant
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	Compliant
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	Not certified
Gold	Guangdong Jinding Gold Limited	CHINA	Not certified
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	Not certified
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	Not certified
Gold	HeeSung Metal Ltd.	KOREA, REPUBLIC OF	Compliant
Gold	Heimerle + Meule GmbH	GERMANY	Compliant
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	Compliant
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	Compliant
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	Not certified
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	Not certified
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	Not certified
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	Compliant
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES	Not certified
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	Compliant
Gold	Istanbul Gold Refinery	TURKEY	Compliant
Gold	Italpreziosi	ITALY	Compliant
Gold	Japan Mint	JAPAN	Compliant
Gold	Jiangxi Copper Co., Ltd.	CHINA	Compliant
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	Not certified
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	Compliant
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Compliant
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	Not certified
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	Not certified
Gold	Kazzinc	KAZAKHSTAN	Compliant
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	Compliant

Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	Compliant
Gold	Kojima Chemicals Co., Ltd.	JAPAN	Compliant
Gold	Korea Metal Co. Ltd	KOREA, REPUBLIC OF	Not certified
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	Compliant
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	Compliant
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	Not certified
Gold	L'azurde Company For Jewelry	SAUDI ARABIA	Not certified
Gold	Lingbao Gold Co., Ltd.	CHINA	Not certified
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	Not certified
Gold	L'Orfebre S.A.	ANDORRA	Compliant
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	Compliant
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	Not certified
Gold	Marsam Metals	BRAZIL	Compliant
Gold	Materion	UNITED STATES OF AMERICA	Compliant
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	Compliant
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	Compliant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Compliant
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	Compliant
Gold	Metalor Technologies S.A.	SWITZERLAND	Compliant
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	Compliant
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	Compliant
Gold	Mitsubishi Materials Corporation	JAPAN	Compliant
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Compliant
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	Compliant
Gold	Modeltech Sdn Bhd	MALAYSIA	Not certified
Gold	Morris and Watson	NEW ZEALAND	Not certified
Gold	Morris and Watson Gold Coast	AUSTRALIA	Not certified
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	Compliant
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	Compliant
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	Not certified
Gold	NH Recytech Company	KOREA, REPUBLIC OF	Not certified
Gold	Nihon Material Co., Ltd.	JAPAN	Compliant
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Compliant
Gold	Ohio Precious Metals, LLC	UNITED STATES	Not certified
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Compliant
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	Compliant
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION	Not certified
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	Compliant
Gold	PAMP S.A.	SWITZERLAND	Compliant

Gold	Pease & Curren	UNITED STATES OF AMERICA	Not certified
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	Not certified
Gold	Planta Recuperadora de Metales SpA	CHILE	Compliant
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	Compliant
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	Compliant
Gold	PX Precinox S.A.	SWITZERLAND	Compliant
Gold	QG Refining, LLC	UNITED STATES OF AMERICA	Not certified
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Compliant
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	Not certified
Gold	REMONDIS PMR B.V.	NETHERLANDS	Compliant
Gold	Republic Metals Corporation	UNITED STATES OF AMERICA	Compliant
Gold	Royal Canadian Mint	CANADA	Compliant
Gold	SAAMP	FRANCE	Compliant
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	Not certified
Gold	Safimet S.p.A	ITALY	Compliant
Gold	SAFINA A.S.	CZECHIA	Active
Gold	Sai Refinery	INDIA	Not certified
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	Compliant
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF	Not certified
Gold	SAXONIA Edelmetalle GmbH	GERMANY	Compliant
Gold	Schone Edelmetaal	NETHERLANDS	Compliant
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	Compliant
Gold	Shandong Humon Smelting Co., Ltd.	CHINA	Not certified
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	Not certified
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Compliant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Compliant
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Compliant
Gold	So Accurate Group, Inc.	UNITED STATES	Not certified
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	Compliant
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	Compliant
Gold	Sovereign Metals	INDIA	Not certified
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	Not certified
Gold	Sudan Gold Refinery	SUDAN	Not certified
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	Compliant
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	Compliant

Gold	T.C.A S.p.A	ITALY	Compliant
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Compliant
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	Compliant
Gold	Tokuriki Honten Co., Ltd.	JAPAN	Compliant
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	Not certified
Gold	Tony Goetz NV	BELGIUM	Not certified
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	Compliant
Gold	Torecom	KOREA, REPUBLIC OF	Compliant
Gold	Umicore Brasil Ltda.	BRAZIL	Compliant
Gold	Umicore Precious Metals Thailand	THAILAND	Compliant
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	Compliant
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	Compliant
Gold	Universal Precious Metals Refining Zambia	ZAMBIA	Not certified
Gold	Valcambi S.A.	SWITZERLAND	Compliant
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	Compliant
Gold	WIELAND Edelmetalle GmbH	GERMANY	Compliant
Gold	Yamakin Co., Ltd.	JAPAN	Compliant
Gold	Yokohama Metal Co., Ltd.	JAPAN	Compliant
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	Not certified
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Compliant
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Compliant
Tantalum	CP Metals Inc.	UNITED STATES OF AMERICA	Not certified
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	Compliant
Tantalum	Duoluoshan	CHINA	Compliant
Tantalum	E.S.R. Electronics	UNITED STATES	Not certified
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	Compliant
Tantalum	F&X Electro-Materials Ltd.	CHINA	Compliant
Tantalum	FIR Metals & Resource Ltd.	CHINA	Compliant
Tantalum	Global Advanced Metals Aizu	JAPAN	Compliant
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	Compliant
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	Compliant
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	Compliant
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA	Not certified
Tantalum	H.C. Starck Co., Ltd.	THAILAND	Compliant
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY	Not certified

Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	Compliant
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	Compliant
Tantalum	H.C. Starck Ltd.	JAPAN	Compliant
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	Compliant
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	Compliant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Compliant
Tantalum	Hi-Temp	UNITED STATES	Compliant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Compliant
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	Compliant
Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA	Not certified
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Compliant
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	Compliant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Compliant
Tantalum	KEMET Blue Metals	MEXICO	Compliant
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA	Compliant
Tantalum	King-Tan Tantalum Industry Ltd	CHINA	Compliant
Tantalum	LSM Brasil S.A.	BRAZIL	Compliant
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	Compliant
Tantalum	Mineracao Taboca S.A.	BRAZIL	Compliant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Compliant
Tantalum	NPM Silmet AS	ESTONIA	Compliant
Tantalum	Plansee SE Liezen	AUSTRIA	Not certified
Tantalum	Plansee SE Reutte	AUSTRIA	Not certified
Tantalum	Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF	Compliant
Tantalum	QuantumClean	UNITED STATES OF AMERICA	Compliant
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	Compliant
Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	Compliant
Tantalum	Shanghai Jiangxi Metals Co. Ltd	CHINA	Not certified
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	Compliant
Tantalum	Taki Chemical Co., Ltd.	JAPAN	Compliant
Tantalum	Telex Metals	UNITED STATES OF AMERICA	Compliant
Tantalum	Tranzact, Inc.	UNITED STATES OF AMERICA	Compliant
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Compliant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Compliant
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd	CHINA	Compliant

Tantalum	Zhuzhou Cement Carbide	CHINA	Compliant
Tin	Alpha	UNITED STATES OF AMERICA	Compliant
Tin	An Thai Minerals Co., Ltd.	VIET NAM	Not certified
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	Not certified
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	Compliant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	Not certified
Tin	China Rare Metal Materials Company	CHINA	Compliant
Tin	China Tin Group Co., Ltd.	CHINA	Compliant
Tin	CNMC (Guangxi) PGMA Co. Ltd.	CHINA	Not certified
Tin	Cooper Santa	BRAZIL	Compliant
Tin	CV Ayi Jaya	INDONESIA	Compliant
Tin	CV Dua Sekawan	INDONESIA	Compliant
Tin	CV Gita Pesona	INDONESIA	Compliant
Tin	CV JusTindo	INDONESIA	Not certified
Tin	CV Makmur Jaya	INDONESIA	Not certified
Tin	CV United Smelting	INDONESIA	Compliant
Tin	CV Venus Inti Perkasa	INDONESIA	Compliant
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA	Not certified
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	Active
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	Compliant
Tin	Estanho de Rondonia S.A.	BRAZIL	Not certified
Tin	Fenix Metals	POLAND	Compliant
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA	Not certified
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	Compliant
Tin	Gejiu Jinye Mineral Company	CHINA	Compliant
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	Active
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Compliant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	Active
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	Not certified
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	Compliant
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	Compliant
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	Compliant
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	Active
Tin	Jiangxi Nanshan	CHINA	Not certified
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	Active
Tin	Linwu Xianggui Smelter Co	CHINA	Not certified
Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA	Not certified

Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	Compliant
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	Compliant
Tin	Melt Metais e Ligas S.A.	BRAZIL	Compliant
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	Compliant
Tin	Metallo Belgium N.V.	BELGIUM	Compliant
Tin	Metallo Chimique	BELGIUM	Not certified
Tin	Metallo Spain S.L.U.	SPAIN	Compliant
Tin	Minsur	PERU	Compliant
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	Not certified
Tin	Novosibirsk Integrated Tin Works	RUSSIAN FEDERATION	Not certified
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Compliant
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Compliant
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	Compliant
Tin	Pongpipat Company Limited	MYANMAR	Not certified
Tin	Precious Minerals and Smelting Limited	INDIA	Not certified
Tin	PT Alam Lestari Kencana	INDONESIA	Not certified
Tin	PT Aries Kencana Sejahtera	INDONESIA	Compliant
Tin	PT Artha Cipta Langgeng	INDONESIA	Compliant
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	Compliant
Tin	PT Babel Inti Perkasa	INDONESIA	Compliant
Tin	PT Babel Surya Alam Lestari	INDONESIA	Not certified
Tin	PT Bangka Prima Tin	INDONESIA	Compliant
Tin	PT Bangka Putra Karya	INDONESIA	Not certified
Tin	PT Bangka Serumpun	INDONESIA	Not certified
Tin	PT Bangka Tin Industry	INDONESIA	Compliant
Tin	PT Belitung Industri Sejahtera	INDONESIA	Compliant
Tin	PT BilliTin Makmur Lestari	INDONESIA	Not certified
Tin	PT Bukit Timah	INDONESIA	Compliant
Tin	PT Cipta Persada Mulia	INDONESIA	Not certified
Tin	PT Donna Kembara Jaya	INDONESIA	Not certified
Tin	PT DS Jaya Abadi	INDONESIA	Compliant
Tin	PT Eunindo Usaha Mandiri	INDONESIA	Compliant
Tin	PT Fang Di MulTindo	INDONESIA	Not certified
Tin	PT HP Metals Indonesia	INDONESIA	Not certified
Tin	PT Inti Stania Prima	INDONESIA	Compliant
Tin	PT Karimun Mining	INDONESIA	Compliant
Tin	PT Kijang Jaya Mandiri	INDONESIA	Compliant
Tin	PT Koba Tin	INDONESIA	Not certified
Tin	PT Lautan Harmonis Sejahtera	INDONESIA	Compliant

Tin	PT Menara Cipta Mulia	INDONESIA	Compliant
Tin	PT Mitra Stania Prima	INDONESIA	Compliant
Tin	PT O.M. Indonesia	INDONESIA	Compliant
Tin	PT Panca Mega Persada	INDONESIA	Compliant
Tin	PT Pelat Timah Nusantara Tbk	INDONESIA	Not certified
Tin	PT Premium Tin Indonesia	INDONESIA	Compliant
Tin	PT Prima Timah Utama	INDONESIA	Compliant
Tin	PT Rajawali Rimba Perkasa	INDONESIA	Not certified
Tin	PT Rajehan Ariq	INDONESIA	Compliant
Tin	PT Refined Bangka Tin	INDONESIA	Compliant
Tin	PT Sariwiguna Binasentosa	INDONESIA	Compliant
Tin	PT Seirama Tin investment	INDONESIA	Not certified
Tin	PT Stanindo Inti Perkasa	INDONESIA	Compliant
Tin	PT Sukses Inti Makmur	INDONESIA	Compliant
Tin	PT Sumber Jaya Indah	INDONESIA	Compliant
Tin	PT Supra Sukses Trinusa	INDONESIA	Not certified
Tin	PT Timah Tbk Kundur	INDONESIA	Compliant
Tin	PT Timah Tbk Mentok	INDONESIA	Compliant
Tin	PT Tinindo Inter Nusa	INDONESIA	Compliant
Tin	PT Tirus Putra Mandiri	INDONESIA	Not certified
Tin	PT Tommy Utama	INDONESIA	Compliant
Tin	PT Yinchendo Mining Industry	INDONESIA	Not certified
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	Compliant
Tin	Soft Metais Ltda.	BRAZIL	Compliant
Tin	Super Ligas	BRAZIL	Not certified
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM	Not certified
Tin	Thaisarco	THAILAND	Compliant
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	Not certified
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	Not certified
Tin	VQB Mineral and Trading Group JSC	VIET NAM	Compliant
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	Compliant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Compliant
Tin	Yunnan Tin Company Limited	CHINA	Compliant
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	Not certified
Tungsten	A.L.M.T. Corp.	JAPAN	Compliant
Tungsten	ACL Metais Eireli	BRAZIL	Active
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	Compliant
Tungsten	China Molybdenum Co., Ltd.	CHINA	Not certified
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Compliant

Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	Not certified
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA	Not certified
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA	Not certified
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA	Not certified
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA	Not certified
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	Active
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Compliant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Compliant
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA	Not certified
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Compliant
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	Not certified
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	Compliant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	Compliant
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	Compliant
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA	Not certified
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	Compliant
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA	Active
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	Compliant
Tungsten	Japan New Metals Co., Ltd.	JAPAN	Compliant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Compliant
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	Not certified
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	Not certified
Tungsten	Jiangxi Richsea New Materials Co., Ltd.	CHINA	Not certified
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Compliant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Compliant
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	Compliant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION	Not certified
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	Compliant
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	Compliant
Tungsten	KGETS Co., Ltd.	KOREA, REPUBLIC OF	Not certified
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Not certified

Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Masan Tungsten Chemical LLC (MTC)	VIETNAM	Compliant
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	Compliant
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	Compliant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	Compliant
Tungsten	Pobedit, JSC	RUSSIAN FEDERATION	Not certified
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	VIET NAM	Not certified
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	Compliant
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	Compliant
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	Compliant
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd	VIET NAM	Compliant
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	Compliant
Tungsten	Wolfram Company CJSC	RUSSIAN FEDERATION	Not certified
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	Compliant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Compliant
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	Compliant
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	Compliant

Annex 2- Country of Origin (COO) Inquiry Results*

GOLD	TANTALUM	TIN	TUNGSTEN
ANDORRA	AUSTRIA	BELGIUM	AUSTRIA
AUSTRALIA	BRAZIL	BOLIVIA (PLURINATIONAL STATE OF)	BRAZIL
AUSTRIA	CHINA	BRAZIL	CHINA
BELGIUM	ESTONIA	CHINA	GERMANY
BRAZIL	GERMANY	INDIA	JAPAN
CANADA	INDIA	INDONESIA	KOREA, REPUBLIC OF
CHILE	JAPAN	MALAYSIA	PHILIPPINES
CHINA	KAZAKHSTAN	MYANMAR	RUSSIAN FEDERATION
CZECHIA	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF	PERU	TAIWAN, PROVINCE OF CHINA

FRANCE	MEXICO	PHILIPPINES	UNITED STATES OF AMERICA
GERMANY	RUSSIAN FEDERATION	POLAND	VIET NAM
INDIA	THAILAND	RUSSIAN FEDERATION
INDONESIA	UNITED STATES OF AMERICA	SPAIN
ITALY		TAIWAN, PROVINCE OF CHINA
JAPAN		THAILAND
KAZAKHSTAN		UNITED STATES OF AMERICA
KOREA, REPUBLIC OF		VIET NAM
KYRGYZSTAN
LITHUANIA
MALAYSIA
MEXICO
NETHERLANDS
NEW ZEALAND
PHILIPPINES
POLAND
RUSSIAN FEDERATION
SAUDI ARABIA
SINGAPORE
SOUTH AFRICA
SPAIN
SUDAN
SWEDEN
SWITZERLAND
TAIWAN, PROVINCE OF CHINA
THAILAND
TURKEY
UGANDA
UNITED ARAB EMIRATES
UNITED STATES OF AMERICA
UZBEKISTAN
ZAMBIA
ZIMBABWE

* As some SORs did not provide complete information on the Location of Mine in their CMRTs, and the Company was not able to establish with complete certainty, based on the suppliers’ 3TG sourcing information, the exact location for the processing of the minerals. Therefore, we have listed in the COO the closest indication provided as to the source of Conflict Minerals, i.e. the Smelter Country as reported in our relevant suppliers' CMRT declarations, if provided.